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                                                                    Exhibit 10.8

                    TELESAT CANADA CORPORATE INCENTIVE AWARD

The Corporate Incentive Award (CIA) is a mechanism to recognize and reward employees for their contribution to the Company's successes in the year under review. The amount of the CIA depends on the following factors:

     -    The employee's job family

     -    The Corporate Performance Factor (CPF)

     -    The employee's individual performance rating

To be eligible to receive the CIA or any portion of it, employees must meet ALL of the following criteria:

     - Have a valid permanent or long term employment contract with Telesat Canada through the Human Resources Group, and the contract must be in effect January 1st following the year under review

     - Have contributed to the Company in the form of active employment for a minimum period of three months within the year under review

     - Ineligible for any other incentive compensation plan within the year under review

     -    Performance rating of 2, 3, 4 or 5 for the period under review

The CPF is determined by Executive Management at the end of the year and is measured by the following criteria:

     -    Financial Success

     -    Customer Service

     -    Strategy/Focus

The Human Resources Group is responsible for administering the CIA. Payment of the award is made during the first quarter of the year following the year under review. Employees have the option of transferring the full or a partial amount of their CIA to an existing RRSP.